SUBORDINATION AND INTERCREDITOR AGREEMENT

      This Subordination and Intercreditor Agreement (this "Agreement") dated as of February 28, 2005 among LAURUS MASTER FUND, LTD., a Cayman Islands corporation ("Laurus"), ROYNAT MERCHANT CAPITAL INC., a Delaware corporation ("Roynat"), THOMAS EQUIPMENT, INC., a Delaware corporation ("Thomas Equipment"), THOMAS VENTURES, INC., a Delaware corporation ("Thomas Ventures"), THOMAS EQUIPMENT 2004 INC., a corporation organized under the laws of Canada ("Thomas Canada"), PNEUTECH INC., a corporation organized under the laws of Canada ("Pneutech"), ROUSSEAU CONTROLS INC., a corporation organized under the laws of Canada ("Rousseau"), and HYDRAMEN FLUID POWER LIMITED, a corporation organized under the laws of Ontario ("Hydramen") (Thomas Equipment, Thomas Ventures, Thomas Canada, Pneutech, Rousseau and Hydramen and their respective successors and assigns, each a "Company" and, collectively, the "Companies").

                                   BACKGROUND

      Laurus and Roynat wish to set forth their agreement as to their respective rights and obligations with respect to the indebtedness of the Companies owing to Laurus and Roynat and the security interests, hypothecs and liens of Laurus and Roynat in the assets and properties of the Companies and their understanding relative to their respective positions in such indebtedness and such assets and properties.

                                   AGREEMENTS

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Laurus, Roynat and each Company hereby agree as follows:

      1. Definitions.

            1.1 General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

            "Affiliate" means, with respect to a Person, any other Person (i) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (ii) which owns 10% or more of the equity interests of such Person, (iii) 10% or more of the voting stock (or in the case of a Person that is not a corporation, 10% or more of the equity interests of such Person) of which is owned by such Person or (iv) who is an executive officer or director of such Person. The term "control" means (a) the power to vote more than 50% of the securities or other equity interests of a Person having ordinary voting power (on a fully diluted basis), or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            "Bankruptcy Law" shall mean the Code, or any similar federal, state, provincial or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of any Company.

            "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

            "Code" shall mean the United States Bankruptcy Code, as in effect from time to time.

            "Collateral" shall mean all of the property and interests in property, tangible or intangible, real or personal, immovable or movable, now owned or hereafter acquired by any Company in or upon which any Creditor at any time has a Lien, including, without limitation, all proceeds and products of such property and interests in property; provided, however, the Collateral shall not include the Life Insurance Proceeds.

            "Common Stock" means the common stock of Thomas Equipment, par value of $0.01 per share.

            "Company" and "Companies" shall have the meanings set forth in the introductory paragraph of this Agreement.

            "Creditor   Agreements"   shall  mean,   collectively,   the  Laurus
Agreements and the Roynat Agreements.

            "Creditors" shall mean, collectively, Laurus and Roynat.

            "Distribution" shall mean any payment, whether in cash, in kind, by offset, securities or any other property, or security for any such payment (other than (i) securities, including Common Stock, issued by Thomas Equipment to Roynat in connection with the Roynat Warrant or (ii) other property issued by Thomas Equipment to Roynat under Section 6(a)(ii) of the Roynat Warrant as in effect on the date hereof) for any such payment.

            "Enumerated Collateral" shall mean the Collateral of Pneutech, Rousseau and Hydramen.

            "Enumerated Companies" shall mean, collectively, Pneutech, Rousseau and Hydramen.

            "Insolvency or Liquidation Proceeding" shall mean, collectively, (a) any voluntary or involuntary case, proceeding or filing under any Bankruptcy Law with respect to any Company, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case, proceeding or filing, or any receivership, liquidation, reorganization or other similar case, proceeding or filing with respect to any Company or with respect to any of its assets, (c) any liquidation, dissolution or winding up of any Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Company, and (e) the cessation of the operation of a substantial part of any Company's business.

            "Laurus Agreements" shall mean, collectively, the Laurus Security Agreement, the Laurus Guaranty and Security Agreements, the other Ancillary Agreements (as defined in the Laurus Security Agreement) and all other promissory notes, agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Company or any other Person to, with or in favor of Laurus in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, in each case to the extent permitted herein.


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

            "Laurus Amendment" shall mean the Amendment Agreement dated as of the date hereof among Thomas Equipment, Thomas Ventures and Laurus.

            "Laurus Default" shall mean and include a Laurus Realization Default and/or a Laurus Non-Realization Default.

            "Laurus Default Notice" shall mean and include a Laurus Realization Default Notice and/or a Laurus Non-Realization Default Notice.

            "Laurus Guaranty and Security Agreements" shall mean,  collectively,
(a) each General Security Agreement, deed of hypothecs and shares pledge agreements made by Thomas Canada, Pneutech, Rousseau and Hydramen in favor of Laurus, (b) each Guarantee made by Thomas Canada, Pneutech, Rousseau and Hydramen in favor of Laurus and (c) each Security Agreement made by Thomas Canada, Pneutech, Rousseau and Hydramen in favor of Laurus, as each of the same may be amended, modified and supplemented from time to time.

            "Laurus Indebtedness" shall mean all monetary obligations of any kind owed by any Company or the Companies to Laurus from time to time under or pursuant to any of the Laurus Agreements including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any Insolvency or Liquidation Proceeding) chargeable to any Company or the Companies by Laurus, and reimbursement, indemnity or other obligations due and payable to Laurus.

            "Laurus Non-Realization Default" shall mean an Event of Default (or similar term) under and as such term is defined in any Laurus Agreement, other than a Laurus Realization Default.

            "Laurus Non-Realization Default Notice" shall mean written notice from Laurus to Thomas Equipment and, to the extent applicable, any other Company of the occurrence and continuance of a Laurus Non-Realization Default which written notice shall describe such Laurus Non-Realization Default and declare Thomas Equipment and, to the extent applicable, such other Company in default under any of the Laurus Agreements.


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

            "Laurus Realization Default" shall mean an Event of Default (or similar term) under and as such term is defined in any Laurus Agreement arising from (a) the failure by any Company to make any payment, whether for principal, interest or fees, in respect of the Laurus Indebtedness (whether at maturity or at a date fixed for prepayment or by declaration, acceleration or otherwise) and/or (b) the failure by Thomas Equipment to deliver or cause to be delivered Common Stock to Laurus pursuant to and in accordance with the requirements set forth in any of the Laurus Agreements.

            "Laurus Realization Default Notice" shall mean written notice from Laurus to Thomas Equipment and, to the extent applicable, any other Company of the occurrence and continuance of a Laurus Realization Default which written notice shall describe such Laurus Realization Default and declare Thomas Equipment and, to the extent applicable, such other Company in default under any of the Laurus Agreements.

            "Laurus Security Agreement" shall mean the Security and Purchase Agreement dated as of November 9, 2004 among Thomas Equipment, Thomas Ventures and Laurus, amended by the Laurus Amendment and as the same may be further amended, supplemented, modified and/or restated from time to time, to the extent permitted herein.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, hypothecs, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

            "Life Insurance Proceeds" shall mean the proceeds of any life insurance policy on the life of Clifford Rhee specifically assigned to Roynat.

            "Maximum Laurus Principal Amount" shall mean an amount equal to (a) $30,800,000, plus (b) interest, fees and other costs and expenses which may become part of or added to the principal amount of the Laurus Indebtedness, minus (c) any amounts received by Laurus from the Companies and applied to the outstanding principal amount of the Term Loans (as defined in the Laurus Security Agreement), minus (d) any permanent commitment reductions in any revolving credit facility under the Laurus Security Agreement.

            "Maximum Roynat Principal Amount" shall mean an amount equal to (a) $6,500,000, plus (b) interest, fees and other costs and expenses which may become part of or added to the principal amount of the Roynat Indebtedness, minus (c) any amounts received by Roynat from the Companies and applied to the outstanding principal amount of the Roynat Indebtedness.

            "Permitted Payments" shall mean payments of:

            (a) interest, fees and expenses due and payable by the Companies to Roynat pursuant to the Roynat Agreements as in effect on the date hereof including, without limitation, any fees under the Registration Rights Agreement dated as of the date hereof between Thomas Equipment and Roynat;

            (b) on or after December 30, 2005, any principal and any other amounts which comprise all or part of the Roynat Indebtedness; and

            (c) any or all of the Roynat Indebtedness provided such payment is made or derived from the proceeds received by Thomas Equipment as a result of any public offering of Common Stock.


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

            "Person" shall mean an individual, a partnership, a corporation (including a business trust), a company, a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, an unlimited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

            "Post-Petition Financing" shall mean all extensions of credit under any financing extended or provided to any Company under any Bankruptcy Law.

            "Roynat Agreements" shall mean, collectively, the Roynat Debenture, the Roynat Warrant and all promissory notes, warrants, agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Company or any other Person to, with or in favor of Roynat in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, in each case to the extent permitted herein.

            "Roynat Debenture" shall mean the Debenture dated as of the date hereof by and between Roynat and Thomas Equipment, as amended to the extent permitted herein.

            "Roynat Default" shall mean an "event of default" (or similar term) under and as such term in any Roynat Agreement as in effect on the date hereof.

            "Roynat Default Notice" shall mean written notice from Roynat to any Company of the occurrence of a Roynat Default which written notice shall describe such Roynat Default and refer to this Agreement.

            "Roynat Indebtedness" shall mean all monetary obligations of any kind owed by any Company or the Companies to Roynat from time to time under or pursuant to any of the Roynat Agreements including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any Insolvency or Liquidation Proceeding) chargeable to any Company or the Companies by Roynat, and reimbursement, indemnity or other obligations due and payable to Roynat.

            "Roynat Warrant" shall mean the Stock Purchase Warrant issued on the date hereof by Thomas Equipment in favor of Roynat and any reissue or amendment thereof to the extent permitted herein.

            "Secured Lender Remedies" shall mean the taking possession of (either directly or through an agent or mandatary), the sale, foreclosure, realization upon, and/or a liquidation of any of the Collateral including, without limitation, the exercise of any of the rights or remedies of a "secured party" under Article 9 of the New York Uniform Commercial Code, or under the Personal Property Security Act of the applicable province or territory of Canada or the Civil Code of Quebec, such as, without limitation, the notification of account debtors.

            1.2 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Except as expressly set forth herein, all references to any instruments or agreements, including, without limitation, references to any of the Creditor Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, to the extent permitted herein. All references to security interests or mortgages shall mean and include hypothecs.


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

      2. Priorities.

            2.1 Subordination Provisions. Notwithstanding any other provision of the Roynat Agreements to the contrary, to the extent provided below in this Agreement, any Distribution with respect to the Roynat Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all the Laurus Indebtedness outstanding from time to time in the manner and to the extent provided in this Agreement. Until the indefeasible payment in full of the Laurus Indebtedness and the irrevocable termination of the Laurus Agreements, no Company shall make and Roynat shall not accept or retain any Distribution in respect of the Roynat Indebtedness except, subject to the provisions of this Section 2, Roynat may accept and retain (a) Permitted Payments, (b) subject to the last sentence hereof, any Distribution arising from the exercise of Secured Lender Remedies and (c) subject to the last sentence hereof, any proceeds of Collateral pursuant to an Insolvency or Liquidation Proceeding. Notwithstanding anything contained herein to the contrary, to the extent any Creditor receives any Distribution arising from such Creditor's exercise of its Secured Lender Remedies or any proceeds of Collateral pursuant to an Insolvency or Liquidation Proceeding, in each case, as permitted by and in accordance with the terms and conditions of this Agreement, the application of such Distribution to the Laurus Indebtedness or the Roynat Indebtedness, as the case may be, shall be governed by the priorities set forth in Section 3.2 hereof.

            2.2 Payments.

            (a) From and after receipt by Roynat of a Laurus Realization Default Notice from Laurus (which expressly states that such Default Notice is a Laurus Realization Default Notice), no Company shall make any Distribution on the Roynat Indebtedness and Roynat shall not be entitled to receive or retain any such Distribution in respect of the Roynat Indebtedness until the earliest to occur of (i) the date on which all Laurus Defaults described in such Laurus Realization Default Notice shall have been cured or waived in writing by Laurus,
(ii) the date the Laurus Indebtedness is indefeasibly paid in full and the Laurus Agreements are irrevocably terminated or (iii) the expiration of a period of one-hundred and fifty (150) days commencing from and including the date of Roynat's receipt of such Laurus Realization Default Notice from Laurus.

            (b) From and after receipt by Roynat of a Laurus Non-Realization Default Notice from Laurus (which expressly states that such Default Notice is a Laurus Non-Realization Default Notice), no Company shall make any Distribution on the Roynat Indebtedness and Roynat shall not be entitled to receive or retain any such Distribution in respect of the Roynat Indebtedness until the earliest to occur of (i) the date on which all Laurus Non-Realization Defaults described in such Laurus Non-Realization Default Notice shall have been cured or waived in writing by Laurus, (ii) the date the Laurus Indebtedness is indefeasibly paid in full and the Laurus Agreements are irrevocably terminated or (iii) the expiration of a period of sixty (60) days commencing from and including the date of Roynat's receipt of such Laurus Non-Realization Default Notice from Laurus.


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

            (c) No Laurus Realization Default Notice shall be effective under clause (a) above if Laurus previously delivered a Laurus Realization Default Notice to Roynat. No Laurus Non-Realization Default Notice shall be effective under clause (b) above if Laurus previously delivered a Laurus Non-Realization Default Notice to Roynat.

            (d) Any Company may make and Roynat may accept and retain any Permitted Payments other than during any period described in Section 2.2(a) and/or Section 2.2(b) and, after the expiration of any such period, any Company may resume making and Roynat may accept and retain Permitted Payments including those Permitted Payments that were due as of the commencement of such period or became due during such period.

            (e) Notwithstanding anything contained herein to the contrary, if Thomas Equipment receives any proceeds from any public offering of Common Stock, the proceeds of such public offering shall first be applied to repay the Roynat Indebtedness regardless of whether or not there has occurred and is continuing any Laurus Realization Default or Laurus Non-Realization Default. For greater certainty, it is hereby acknowledged that nothing in this Agreement shall bar or in any way affect the ability of Roynat to receive such payments following the consummation of any public offering by Thomas Equipment.

            (f) In the event that Roynat delivers to any Company a Roynat Default Notice declaring that there exists a Roynat Default, any Distribution received by Roynat during the ten (10) Business Days following the delivery of such notice to Laurus shall be paid over to Laurus if Laurus delivers a Laurus Realization Default Notice or a Laurus Non-Realization Default Notice to Roynat during such ten (10) Business Day period.

            (g) Notwithstanding anything contained herein to the contrary, Roynat shall be permitted to receive (i) securities, including Common Stock, issued by Thomas Equipment in connection with the Roynat Warrant and/or (ii) other property issued by Thomas Equipment under Section 6(a)(ii) of the Roynat Warrant (as in effect on the date hereof).

            2.3 Knowledge; Delivery of Default Notice. Subject to compliance with Section 2.2(f) hereof, Roynat shall not at any time be charged with knowledge of any of the events described in Section 2.2 hereof or on such account be prohibited from receiving or retaining any Permitted Payments, unless and until Roynat shall have received the Laurus Default Notice. Each Laurus Default Notice shall be deemed to be properly given by Laurus to Roynat if such Laurus Default Notice is delivered in accordance with Section 5.6 hereof.

            2.4 Payments Held in Trust. Should any Distribution or the proceeds thereof, in respect of any Roynat Indebtedness, be collected or received by Roynat or any Affiliate of Roynat at a time when Roynat is not permitted to receive any such Distribution or proceeds thereof, then Roynat will forthwith deliver, or cause to be delivered, the same to Laurus in precisely the form held by Roynat or such Affiliate (except for any necessary endorsement) and until so delivered, the same shall be held in trust by Roynat, or any such Affiliate, as the property of Laurus and shall not be commingled with other property of Roynat or any such Affiliate.


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

            2.5 Subrogation. After the Laurus Indebtedness has been indefeasibly paid in full and the Laurus Agreements have been irrevocably terminated, to the extent that Laurus has received any Distribution on Laurus Indebtedness which, but for this Agreement, would have been applied to Roynat Indebtedness, Roynat shall be subrogated to the then or thereafter rights of Laurus including, without limitation, the right to receive any Distribution made on Laurus Indebtedness until the principal of, interest on and other amounts payable under the Roynat Indebtedness shall be indefeasibly paid in full; and, for the purposes of such subrogation, no Distribution to Laurus to which Roynat would be entitled except for the provisions of this Agreement shall, as between any Company, its creditors (other than Laurus) and Roynat, be deemed to be a Distribution by such Company to or on account of the Laurus Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of Roynat on the one hand, and Laurus on the other hand.

            2.6 Scope of Subordination. The provisions of this Agreement are solely to define the relative rights of Roynat and Laurus. Nothing in this Agreement shall impair, as between any Company and Roynat, the unconditional and absolute obligation of such Company to punctually pay the principal, interest and any other amounts and obligations owing under the Roynat Agreements in accordance with the terms thereof, subject to the rights of Laurus under this Agreement.

      3. Security and Remedies.

            3.1 Acknowledgment of Lien. Each Creditor hereby agrees and acknowledges that the other Creditor has been granted a Lien upon the Collateral.

            3.2 Priority. Notwithstanding the order or time of grant or attachment, or the order, time or manner of perfection or rendering enforceable, or the order or time of filing, registration, publication or recordation of any document or instrument, or other method of perfecting or rendering enforceable a Lien in favor of each Creditor in any Collateral and notwithstanding any conflicting terms or conditions which may be contained in any of the Creditor Agreements, the Liens of each Creditor shall have the following priorities:

            (a) With respect to the Collateral (other than in respect of the Enumerated Collateral), the Liens of Laurus have and shall have priority over the Liens of Roynat upon the Collateral (other than in respect of the Enumerated Collateral) and the Liens of Roynat are and shall be, in all respects, subject and subordinate to the Liens of Laurus therein to the full extent of the Laurus Indebtedness outstanding from time to time; and

            (b) With respect to the Enumerated Collateral, the Liens of Laurus and Roynat shall have the following priorities in the following order:

                  (i) First, the Liens of Laurus have and shall have priority over the Liens of Roynat to the extent of an amount equal to the sum of (x) $1,900,000, (y) any accrued and unpaid interest on the principal amount set forth in subsection (x) immediately above and (z) all costs and expenses incurred by Laurus in its enforcement of any Secured Lender Remedies with respect to the Enumerated Collateral;


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

                  (ii) Second, the Liens of Roynat have and shall have priority over the Liens of Laurus to the full extent of the Roynat Indebtedness outstanding from time to time; and

                  (iii) Third, the Liens of Laurus have and shall have priority to the remaining amounts of the outstanding Laurus Indebtedness.

            3.3 No  Alteration  of  Priority.  The Lien  priorities  provided in
Section 3.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any Laurus Indebtedness or Roynat Indebtedness, nor by any action or inaction which either Creditor may take or fail to take in respect of the Collateral.

            3.4 Perfection.

            (a) Each Creditor shall be solely responsible for perfecting and rendering enforceable and maintaining the perfection and enforceability of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on Laurus or Roynat any obligations in respect of the disposition of proceeds of foreclosure or enforcement of security on any Collateral which would conflict with prior perfected and enforceable claims therein in favor of any other Person. Each Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of the other Creditor in the Collateral.

            (b) Each Creditor hereby appoints the other Creditor as such Creditor's bailee, agent and mandatary for the purpose of perfecting and rendering enforceable its respective Liens solely in and on any of the
Collateral in the possession or "control" (as such term is defined in the Uniform Commercial Code as in effect in each applicable jurisdiction) of such other Creditor; provided, however, that, a Creditor in the possession or having control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing or non-controlling Creditor hereby waives and releases the Creditor in possession or control from all claims and liabilities arising pursuant to such possessing Creditor's role as bailee, agent and mandatary with respect to the Collateral, so long as such possessing or controlling Creditor shall use the same degree of care with respect thereto as such possessing or controlling Creditor uses for similar property pledged to such possessing or controlling Creditor as collateral for indebtedness of others to such possessing or controlling Creditor. After the respective indebtedness owing to any Creditor has been indefeasibly paid in full, and so long as any indebtedness remains owing to the other Creditor, such Creditor shall deliver the remainder of the Collateral, if any, in its possession to such other Creditor, and, if permitted under the applicable agreements, transfer control of the remainder of the Collateral, if any, under its control to such other Creditor, except in each case as may otherwise be required by applicable law or court order. It is understood and agreed that this paragraph is intended solely to assure continuous perfection and enforceability of the Liens granted under the Laurus Agreements and the Roynat Agreements, as applicable, and nothing in this paragraph shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

            3.5 Acceleration and Remedies. Until the Laurus Indebtedness has been indefeasibly paid in full and the Laurus Agreements have been irrevocably terminated, Roynat shall not (i) accelerate the maturity of the Roynat Indebtedness, (ii) exercise any remedies including, without limitation, any Secured Lender Remedies, (iii) commence any action or proceeding to recover any amounts due or to become due with respect to the Roynat Indebtedness, or (iv) join in, solicit any other Person to join in, or act to cause the commencement of, any Insolvency or Liquidation Proceeding, except as follows:

            (a) Subject to Sections  3.6,  3.7 and 4 hereof and  notwithstanding
Section 3.5(b) below, following the commencement of an Insolvency or Liquidation Proceeding by a Person other than Roynat, Roynat may (i) accelerate the maturity of the Roynat Indebtedness, (ii) commence any action or proceeding to recover any amounts due or to become due with respect to the Roynat Indebtedness so long as such action or proceeding does not involve the enforcement of Secured Lender Remedies against any Collateral and/or (iii) join in or solicit any other Person to join in, any Insolvency or Liquidation Proceeding;

            (b) Subject to Sections 3.2(b), 3.5(c), 3.6, 3.7 and 4 hereof, Roynat may (i) accelerate the maturity of the Roynat Indebtedness, (ii) exercise Secured Lender Remedies against the Enumerated Collateral, (iii) commence any action or proceeding to recover any amounts due or to become due with respect to the Roynat Indebtedness so long as such action or proceeding does not involve the enforcement of Secured Lender Remedies against any Collateral not consisting of Enumerated Collateral and/or (iv) join in, solicit any other Person to join in, or act to cause the commencement of, any Insolvency or Liquidation Proceeding by a Person other than Roynat so long as, in each case, a Roynat Default has occurred and is continuing and a period of one-hundred and fifty
(150) days has elapsed since the date Laurus has received the Roynat Default Notice from Roynat with respect to such Roynat Default; and

            (c) Subject to Sections 3.2, 3.6 and 4 hereof, on any date following February 9, 2008, so long as a Roynat Default has occurred and is continuing and Laurus has received a Roynat Default Notice from Roynat with respect to such Roynat Default, Roynat may exercise any rights that it has in respect of the Collateral including, without limitation, the right to exercise Secured Lender Remedies in respect of any of the Collateral.

            3.6 Secured Lender Remedies. Notwithstanding any provisions herein to the contrary that otherwise permit Roynat to exercise any Secured Lender Remedies, including, without limitation, Sections 3.5(b) and 3.5(c) hereof, in no event shall Roynat exercise or continue to exercise any Secured Lender Remedies at any time with respect to the Collateral (including, without limitation, following the expiration of the period described in Section 3.5(c)) if Laurus is diligently pursuing its Secured Lender Remedies against, or is diligently attempting to vacate any stay of enforcement of its Liens on, any portion of the Collateral (including, without limitation, the commencement or continuation of any Secured Lender Remedies).

            3.7 Payments Held in Trust. In the event, at any time, Roynat shall receive any Distribution representing proceeds of any Collateral, other than
Enumerated Collateral, before the Laurus Indebtedness shall have been indefeasibly paid in full and the Laurus Agreements shall have been irrevocably terminated, such sums shall be held in trust by Roynat for the benefit and on account of Laurus and such amounts shall be paid to Laurus for application to the then unpaid Laurus Indebtedness under the Laurus Agreements. In the event, at any time, Laurus or Roynat shall receive any Distribution representing proceeds of any Enumerated Collateral, such amount shall be held in trust by Laurus or Roynat, as the case may be, and distributed in accordance with the provisions of Section 3.2(b) hereof, to Laurus or Roynat, as the case may be.

            3.8 Management of Collateral. Laurus shall have the exclusive right to manage, perform and enforce the terms of the Laurus Agreements with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, provided, in all cases, that Laurus is acting in a commercially reasonable manner. In connection therewith, Roynat waives any and all rights to affect the method or challenge the appropriateness of any action by Laurus. Notwithstanding anything contained in this Section 3.8 to the contrary, to the extent Roynat is permitted to exercise Secured Lender Remedies with respect to any Collateral under this Agreement, Roynat may manage, perform and enforce the terms of the Roynat Agreements with respect to such Collateral and exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, provided, in all cases, that Roynat is acting in a commercially reasonable manner. In connection therewith, Laurus waives any and all rights to affect the method or challenge the appropriateness of any action by Roynat.

            3.9 Sale of Collateral. Subject to Sections 3.5(b) and (c) hereof, Laurus shall have the sole right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral, provided Laurus exercises any such right in a commercially reasonable manner. Roynat shall, immediately, upon the request of Laurus, release, discharge or otherwise terminate its Liens upon the Collateral, provided that, and, as applicable, to the same extent that, (a) Laurus releases its Lien in such Collateral, (b) such Collateral is sold or otherwise disposed of either by Laurus, its agents or mandatary, or any Company with the prior written consent of Laurus and/or (c) in the event any such sale or disposition is to a Person who is an Affiliate of Laurus, such sale or disposition is made upon terms Laurus could obtain in a comparable arms-length transaction. Roynat shall immediately deliver such release documents to Laurus as Laurus may require in connection therewith in form and substance reasonably satisfactory to Roynat. Notwithstanding anything contained in this Section 3.9 to the contrary and subject to Sections 3.5, 3.6 and 3.7 hereof, to the extent Roynat is permitted to exercise Secured Lender Remedies with respect to any Collateral under this Agreement, Roynat may permit or approve the sale, transfer or other disposition of such Collateral, provided Roynat exercises any such right in a commercially reasonable manner. In connection therewith, Laurus shall, immediately, upon the request of Roynat, release, discharge or otherwise terminate its Liens upon such Collateral, provided that, and, as applicable, to the same extent that, (a) Roynat releases its Lien in such Collateral, (b) such Collateral is sold or otherwise disposed of either by Roynat, its agents or mandatary, or any Company with the prior written consent of Roynat and/or (c) in the event any such sale or disposition is to a Person who is an Affiliate of Roynat, such sale or disposition is made upon terms Roynat could obtain in a comparable arms-length transaction. Laurus shall immediately deliver such release documents to Roynat as Roynat may require in connection therewith in form and substance reasonably satisfactory to Laurus.

            3.10 Insurance Proceeds. Proceeds of the Collateral include insurance proceeds, and therefore, notwithstanding the terms set forth in the Laurus Agreements or the Roynat Agreements, the priorities set forth in Section
3.2 govern the ultimate disposition of casualty insurance proceeds. Laurus, as the holder of a senior security interest on the Collateral, shall have the sole and exclusive right to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of the Collateral. All proceeds of such insurance shall inure to Laurus, to the extent of Laurus' claim, and Roynat shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to Laurus. In the event Laurus, in its sole discretion or pursuant to an agreement with any Company, permits such Company to utilize the proceeds of insurance to replace Collateral, the prior written consent of Laurus thereto shall be deemed to include the consent of Roynat.

            3.11 Section 9-611 Notice and Waiver of Marshaling. Each Creditor acknowledges that this Agreement shall constitute notice of their respective interests in the Collateral as provided by Section 9-611 of the New York Uniform Commercial Code or any similar applicable provision of the Personal Property Security Act of a Canadian province or territory or the Civil Code of Quebec and each hereby waives any right to compel any marshaling of any of the Collateral.

            3.12 Defense to Enforcement. If Roynat, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against any Company, then Laurus may intervene and interpose such defense or pleas in its name. If Roynat, in contravention of the terms of this Agreement, shall attempt to collect any of the Roynat Indebtedness or enforce any of its right under the Roynat Agreements, then Laurus may, by virtue of this Agreement, restrain the enforcement thereof. If Roynat, in contravention of the terms of this Agreement, obtains any cash or other assets of any Company as a result of any administrative, legal or equitable actions or otherwise, Roynat agrees, subject to the terms of Section 3.2(b), forthwith to pay, deliver and assign to Laurus, with appropriate endorsements, any such cash or other assets for application to the Laurus Indebtedness. If Laurus, in contravention of the terms of Section 3.2(b), obtains any cash or other assets of any Company as a result of any administrative, legal or equitable actions or otherwise, Laurus agrees, subject to the terms of Section 3.2(b), forthwith to pay, deliver and assign to Roynat, with appropriate endorsements, any such cash or other assets for application to the Roynat Indebtedness

            3.13 Life Insurance Proceeds. Laurus hereby acknowledges that it does not have a Lien in the Life Insurance Proceeds and any distribution of Life Insurance Proceeds to Roynat does not constitute a Distribution as defined herein and, until such time as the Roynat Indebtedness is indefeasibly paid in full, Laurus hereby disclaims any Lien it may have in the Life Insurance Proceeds.

      4. Insolvency and Liquidation Proceedings.

            4.1 Continuing Agreement. This Agreement shall continue in full force and effect after the commencement of any Insolvency or Liquidation Proceeding by or against any Company and all converted or succeeding cases or proceedings in respect thereof. All references herein to any Company shall be deemed to apply to such Company as debtor-in-possession and to a trustee or similar official for such Company.

            4.2 Payments in Bankruptcy. In the event, at any time following the commencement of any Insolvency or Liquidation Proceeding, Roynat shall receive any proceeds of any Collateral, other than Enumerated Collateral, before the Laurus Indebtedness shall have been indefeasibly paid in full and the Laurus Agreements shall have been irrevocably terminated, such sums shall be held in trust by Roynat for the benefit and on account of Laurus and such amounts shall be paid to Laurus for application to the then unpaid Laurus Indebtedness under the Laurus Agreements. In the event, at any time, Laurus or Roynat shall receive any proceeds of any Enumerated Collateral, such amount shall be held in trust by Laurus or Roynat, as the case may be, and distributed in accordance with the provisions of Section 3.2(b) hereof, to Laurus or Roynat, as the case may be.

            4.3 Insolvency and Liquidation Issues.

            (a) In the event an Insolvency or Liquidation Proceeding shall be commenced by or against any Enumerated Company and neither Thomas Equipment, Thomas Ventures or Thomas Canada is joined, at any time, as a debtor or a co-debtor in such proceeding, Laurus hereby agrees that, with respect to such proceeding, Laurus shall not, until the payment in full of the Roynat Indebtedness and the irrevocable termination of the Roynat Agreements:

                  (i) seek any relief from, or modification of, the automatic stay as provided in ss.362 of the Code or any similar provision of any other applicable Bankruptcy Law or seek or accept any form of adequate protection under either or both of ss.362 and ss.363 of the Code, except (i) replacement Liens and super-priority administrative expense claims for diminution of value (the "Priority Claims"), (A) which Liens at all times shall also secure the Roynat Indebtedness and (B) which Liens and Priority Claims shall be subject to the priority set forth in Section 3.2 hereof, and (ii) the accrual (but not the current payment) of interest and out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by Laurus (which Laurus agrees will constitute adequate protection of their claims and interests);

                  (ii) oppose or object to any adequate protection sought by or granted to Roynat with respect to the Enumerated Collateral of any Enumerated Company in such proceeding;

                  (iii) oppose or object to the use of any Enumerated Collateral of any Enumerated Company in such proceeding constituting cash collateral by such Enumerated Company, unless Roynat shall have opposed or objected to such use of such cash collateral;

                  (iv) oppose or object to any Post-Petition Financing by Roynat or any group of lenders including Roynat with respect to any Enumerated Company in such proceeding or any order approving same on an interim or final basis, unless (A) Roynat shall have opposed or objected to such Post-Petition Financing, (B) such Post-Petition Financing affects the priorities set forth in
Section 3.2 hereof or (C) the rights of any parties in connection with such Post-Petition Financing result in a Lien in any Collateral of Thomas Equipment, Thomas Ventures and/or Thomas Canada;

                  (v) object to (A) the amount of the Roynat Indebtedness allowed or permitted to be asserted in such proceeding under any Bankruptcy Law so long as the principal amount of the Roynat Indebtedness does not exceed the Maximum Roynat Principal Amount or (B) the extent to which the Roynat Indebtedness is deemed secured claims in such proceeding, including under ss.506(a) of the Code or any similar provision of any other applicable Bankruptcy Law;

                  (vi) oppose or object to any protection provided to Roynat in such proceeding, including any form of adequate protection under ss.362 or ss.363 of the Code or any similar provision of any other applicable Bankruptcy Law and the payment of amounts equal to interest and expenses allowed under ss.506(b) and (c) of the Code or any similar provision of any other applicable Bankruptcy Law to Roynat; or

                  (vii) vote in favor of a chapter 11 plan of reorganization in such proceeding under the Code or similar plan or reorganization or arrangement under any other applicable Insolvency or Liquidation Proceeding or Bankruptcy Law which fails to provide for the repayment in full of the Roynat Indebtedness, unless Roynat is voting in favor of such plan.

            Nothing contained in this Section 4.3(a) shall prohibit or in any way limit Roynat from, with respect to the Enumerated Collateral of any Enumerated Company in such proceeding, objecting in such proceeding to any action taken by Laurus, including the seeking by Laurus of adequate protection with respect to the Enumerated Collateral of any Enumerated Company in such proceeding or the asserting by Laurus of any of its rights and remedies under the Laurus Agreements (or otherwise) with respect to the Enumerated Collateral of any Enumerated Company in such proceeding in contravention of this Agreement.

            (b) In the event an Insolvency or Liquidation Proceeding shall be commenced by or against any one or more Companies other than an Insolvency or Liquidation Proceeding described in Section 4.3(a) above, Roynat hereby agrees that, with respect to such proceeding, Roynat shall not, until the payment in full of the Laurus Indebtedness and the irrevocable termination of the Laurus
Agreements:

                  (i) seek any relief from, or modification of, the automatic stay as provided in ss.362 of the Code or any similar provision of any other applicable Bankruptcy Law or seek or accept any form of adequate protection under either or both of ss.362 and ss.363 of the Code, except (i) replacement Liens and super-priority administrative expense claims for diminution of value (the "Priority Claims"), (A) which Liens at all times shall also secure the Laurus Indebtedness (except to the extent such Liens relate to the Life Insurance Proceeds) and (B) which Liens and Priority Claims shall be subject to the priority set forth in Section 3.2 hereof, and (ii) the accrual (but not the current payment) of interest and out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by Roynat (which Roynat agrees will constitute adequate protection of their claims and interests);

                  (ii) oppose or object to any adequate protection sought by or granted to Laurus with respect to the Collateral of any Company in such proceeding;

                  (iii) oppose or object to the use of any Collateral of any Company in such proceeding constituting cash collateral by such Company, unless Laurus shall have opposed or objected to such use of such cash collateral;

                  (iv) oppose or object to any Post-Petition Financing by Laurus or any group of lenders including Laurus with respect to any Company in such proceeding or any order approving same on an interim or final basis, unless (i) Laurus shall have opposed or objected to such Post-Petition Financing, (ii) such Post-Petition Financing affects the priorities set forth in Section 3.2 hereof or (iii) the rights of any parties in connection with such Post-Petition Financing result in a Lien in any Life Insurance Proceeds;

                  (v) object to (i) the amount of the Laurus Indebtedness allowed or permitted to be asserted in such proceeding under any Bankruptcy Law so long as the principal amount of the Laurus Indebtedness does not exceed the Maximum Laurus Principal Amount or (ii) the extent to which the Laurus Indebtedness is deemed secured claims in such proceeding, including under ss.506(a) of the Code or any similar provision of any other applicable Bankruptcy Law;

                  (vi) oppose or object to any protection provided to Laurus in such proceeding, including any form of adequate protection under ss.362 or ss.363 of the Code or any similar provision of any other applicable Bankruptcy Law and the payment of amounts equal to interest and expenses allowed under ss.506(b) and (c) of the Code or any similar provision of any other applicable Bankruptcy Law to Laurus; or

                  (vii) vote in favor of a chapter 11 plan of reorganization in such proceeding under the Code or similar plan or reorganization or arrangement under any other applicable Insolvency or Liquidation Proceeding or Bankruptcy Law which fails to provide for the repayment in full of the Laurus Indebtedness, unless Laurus is voting in favor of such plan.

            Nothing contained in this Section 4.3(b) shall prohibit or in any way limit Laurus from, with respect to the Collateral of any Company in such proceeding, objecting in such proceeding to any action taken by Roynat, including the seeking by Roynat of adequate protection with respect to the Collateral of any Company in such proceeding or the asserting by Roynat of any of its rights and remedies under the Roynat Agreements (or otherwise) with respect to the Collateral of any Company in such proceeding in contravention of this Agreement.

            4.4 Proofs of Claim; Claims; Voting; Other Matters and Power of Attorney. At any meeting of creditors or in the event of any Insolvency or Liquidation Proceeding involving any Company or any Collateral, Roynat shall, subject to the limitations set forth in this Agreement, retain the right to vote, file a proof of claim and otherwise act with respect to Roynat Indebtedness (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension). In the event Roynat fails to execute, verify, deliver and/or file any proofs of claim in respect of any Roynat Indebtedness in connection with any such Insolvency or Liquidation Proceeding prior to the date that is ten (10) days before the expiration of the time fixed by statute, court rule or court order, as applicable, to file any such proof, Roynat hereby irrevocably authorizes, empowers and appoints Laurus its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim in any such Insolvency or Liquidation Proceeding; provided, that Laurus shall have no obligation to exercise any such authority with respect to Roynat's claim. To enable Laurus to assert and enforce its rights hereunder in any Insolvency or Liquidation Proceeding, Laurus or any Person whom Laurus may designate is hereby irrevocably appointed attorney in fact for Roynat for the purposes provided for in this Section 4.4. Roynat will execute and deliver to Laurus such instruments as may be reasonably required by Laurus to effectuate the aforesaid power of attorney.

      5. Miscellaneous.

            5.1 Transfers. Roynat agrees that any transferee from it of any of the Roynat Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this Agreement to Laurus. Laurus agrees that any transferee from it of any of the Laurus Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this Agreement to Roynat.

            5.2 Survival of Rights. The right of any Creditor to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of any Company or the other Creditor, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release or discharge of security in respect of any of such Creditor's indebtedness or noncompliance by any Company with such provisions, regardless of the actual or imputed knowledge of the other Creditor.

            5.3  Amendments  to Roynat  Agreements.  Nothing  contained  in this
Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of Roynat from increasing or changing the terms of the Roynat Agreements, or to otherwise waive, amend or modify the terms and conditions of the Roynat Agreements, in such manner as Roynat and Companies shall mutually determine. Laurus hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases or discharges of Collateral or other accommodations granted by Roynat to Companies from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Agreement in respect of the Laurus Indebtedness. Notwithstanding the foregoing, neither Roynat nor any Company shall enter into any amendment to or modification of any Roynat Agreement, without the prior written consent of Laurus, the effect of which would (a) increase the aggregate principal amount of the Roynat Indebtedness to an amount greater than the Maximum Roynat Principal Amount, (b) increase the amount of any cash installment of principal due under the Roynat Agreements, (c) shorten the amortization of any payment of principal or interest due under the Roynat Agreements, (d) increase the applicable interest rate with respect to the Roynat Indebtedness over the interest rates currently set forth in the Roynat Agreements, except in connection with the imposition of the default rate of interest set forth in the Roynat Agreements on the date hereof; (e) increase the dollar amounts of any fees required to be paid by any Company to Roynat from the amounts set forth in the Roynat Agreements on the date hereof, (f) add additional financial covenants or events of defaults to any Roynat Agreement or make the terms of any existing financial covenant or event of default materially more restrictive to any Company as set forth in the Roynat Agreements on the date hereof and/or (g) add restrictions on the ability of any Company to make payments to Laurus under the Laurus Agreements.

            5.4  Amendments  to Laurus  Agreements.  Nothing  contained  in this
Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of Laurus from increasing or changing the terms of the Laurus Agreements, or to otherwise waive, amend or modify the terms and conditions of the Laurus Agreements, in such manner as Laurus and Companies shall mutually determine. Roynat hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases or discharges of Collateral or other accommodations granted by Laurus to Companies from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Agreement in respect of the Roynat Indebtedness. Notwithstanding the foregoing, neither Laurus nor any Company shall enter into any amendment to or modification of any Laurus Agreement, without the prior written consent of Roynat, the effect of which would (a) increase the aggregate principal amount of the Laurus Indebtedness to an amount greater than the Maximum Laurus Principal Amount, (b) increase the amount of any cash installment of principal due under the Laurus Agreements, (c) shorten the amortization of any payment of principal or interest due under the Laurus Agreements unless a Laurus Default has occurred and is continuing, (d) increase the applicable interest rate with respect to the Laurus Indebtedness over the interest rates currently set forth in the Laurus Agreements, except in connection with the imposition of the default rate of interest set forth in the Laurus Agreements on the date hereof, (e) increase the dollar amounts of any fees required to be paid by any Company to Laurus from the amounts set forth in the Laurus Agreements on the date hereof, (f) add additional events of defaults to any Laurus Agreement or make the terms of any existing Laurus Default materially more restrictive to any Company as set forth in the Laurus Agreements on the date hereof and/or (g) add restrictions on the ability of any Company to make Permitted Payments in addition to those restrictions set forth herein and in the Laurus Agreements on the date hereof. For the avoidance of any doubt, Laurus and any Company may enter into any amendment to or modification of any Laurus Agreement, without the consent of Roynat, the effect of which would decrease the Fixed Conversion Price (as defined in the Laurus Security Agreement) set forth in any Laurus Agreement.

            5.5 Notice of Default and Certain Events. Each Creditor shall notify the other of the occurrence of any of the following as applicable:

            (a) the occurrence of any Laurus Default or any Roynat Default;

            (b) the acceleration of any Laurus Indebtedness or any Roynat Indebtedness;

            (c) the granting by Laurus of any waiver of any Laurus Default under the Laurus Agreements or the granting by Roynat of any waiver of any Roynat Default under the Roynat Agreements;

            (d) the payment in full by Companies (whether as a result of refinancing or otherwise) of all Laurus Indebtedness or all Roynat Indebtedness; and

            (e) the irrevocable termination of the Laurus Agreements or the Roynat Agreements.

            The failure of any party to give such notice shall not affect the subordination terms or the relative Lien priorities set forth in this Agreement nor shall the failure to deliver such notice give Laurus or Roynat, as the case may be, any cause of action or right to damages or other remedy against one another.

            5.6 Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service, or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address or telecopier number set forth below or at such other address or telecopier number as has been furnished in writing by a party to the other by like notice:

                 If to Laurus:             Laurus Master Fund, Ltd.
                                           825 Third Avenue
                                           New York, New York 10022
                                           Attention: John Tucker, Esq.
                                           Telephone: (212) 541-5800
                                           Facsimile: (212) 541-4882

                 with a copy to:           Loeb & Loeb, LLP
                                           345 Park Ave
                                           New York, New York 10154
                                           Attention: Scott Giordano, Esq.
                                           Telephone: (212) 407-4104
                                           Facsimile: (212) 407-4990

                 If to Roynat:             Roynat Merchant Capital Inc.
                                           100 Tryon Street, Suite 3720
                                           Charlotte, North Carolina 28202
                                           Attention: President
                                           Telephone: (704) 332-9641
                                           Facsimile: (704) 334-9719

                 with a copy to:           Roynat Merchant Capital Inc.
                                           201 City Centre Drive, Suite 406
                                           Mississauga, Ontario L5B 2T4
                                           Attention: John A. Neate
                                           Telephone: (905) 276-1926
                                           Facsimile: (905) 276-5726

                 If to any Company:        Thomas Equipment, Inc.
                                           1818 North Farwell Avenue
                                           Milwaukee, Wisconsin 53202
                                           Attention: David Marks
                                           Telephone: (312) 224-8812
                                           Facsimile: (312) 873-3739

                 with a copy to:           Sichenzia Ross Friedman Ference LLP
                                           1065 Avenue of the Americas
                                           New York, New York 10018
                                           Attention: Thomas A. Rose, Esq.
                                           Telephone: (212) 930-9700
                                           Facsimile: (212) 930-9725

                 and:                      Thomas Equipment 2004 Inc.
                                           29 Hawkins Road
                                           Centreville, NB E7K 3G4  Canada
                                           Attention:  Clifford M. Rhee
                                           Facsimile:  (506) 276-4308

            5.7 Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns. This Agreement may not be assigned by Laurus except to an assignee of the Laurus Indebtedness. This Agreement may not be assigned by Roynat except to an assignee of the Roynat Indebtedness. This Agreement shall be irrevocable and remain in full force and effect until the Laurus Indebtedness shall have been indefeasibly paid in full and the Laurus Agreements shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of any Company with regard to the Laurus Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Company, or upon or as a result of the appointment of a receiver, interim receiver, monitor, intervenor or conservator of, or trustee, custodian, or similar officer, for any Company or any substantial part of its property, or otherwise, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

      6. Representations and Warranties.

            6.1 Roynat represents and warrants to Laurus that Roynat is the holder of Roynat Indebtedness and Liens which secure or will secure Roynat Indebtedness. Roynat agrees that it shall not assign or transfer any of Roynat Indebtedness without (i) prior notice being given to Laurus and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement. Roynat further warrants to Laurus that it has full right, power and authority to enter into this Agreement.

            6.2 Laurus represents and warrants to Roynat that Laurus is the holder of the Laurus Indebtedness and Liens which secure or will secure the Laurus Indebtedness. Laurus agrees that it shall not assign or transfer any of the Laurus Indebtedness or Liens without (i) prior notice being given to Roynat and (ii) such assignment or transfer being made expressly subject to the terms and provisions of this Agreement. Laurus further represents and warrants to Roynat that it has full right, power and authority to enter into this Agreement.

            6.3 The representations and warranties contained in this Section 6 shall survive execution and delivery of this Agreement.

      7. Proceedings. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST LAURUS, ROYNAT OR ANY COMPANY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY HERETO ACCEPTS FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

      8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY CREDITOR OR ANY COMPANY OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      9. Companies' Acknowledgement. Each Company agrees that (a) nothing contained in this Agreement shall be deemed to amend, modify, supercede or otherwise alter the terms of the respective agreements between such Company and each Creditor and (b) this Agreement is solely for the benefit of the Creditors and shall not give such Company, its successors or assigns or any other Person any rights vis-a-vis any Creditor.

      10. Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      11. Language. The parties hereto hereby acknowledge that they have required that this Agreement be prepared in English. Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                           SIGNATURE PAGES TO FOLLOW]

            IN  WITNESS   WHEREOF,   the  undersigned  have  entered  into  this
Subordination and Intercreditor Agreement as of this 28 day of February, 2005.


                                           LAURUS MASTER FUND, LTD.


                                           By:/s/ DAVID GRIN
                                              -----------------
                                              Name:  David Grin
                                              Title: Fund Manager


                                           ROYNAT MERCHANT CAPITAL INC.


                                           By:/s/ DAVID SWAINE
                                              -------------------
                                              Name:  David Swaine
                                              Title: President


                                           THOMAS EQUIPMENT, INC.


                                           By:/s/ CLIFFORD M. RHEE
                                              -----------------------
                                              Name:  Clifford M. Rhee
                                              Title: President


                                           THOMAS VENTURES, INC.


                                           By:/s/ CLIFFORD M. RHEE
                                              -----------------------
                                              Name:  Clifford M. Rhee
                                              Title: President


                                           THOMAS EQUIPMENT 2004 INC.


                                           By: /s/ CLIFFORD M. RHEE
                                              -----------------------
                                              Name:  Clifford M. Rhee
                                              Title: President



                      [ADDITIONAL SIGNATURE PAGE TO FOLLOW]

                                           PNEUTECH INC.


                                           By: /s/ CLIFFORD M. RHEE
                                              ----------------------
                                              Name:  Clifford M. Rhee
                                              Title: President


                                           ROUSSEAU CONTROLS INC.


                                           By: /s/ CLIFFORD M. RHEE
                                              ----------------------
                                              Name: Clifford M. Rhee
                                              Title: President


                                           HYDRAMEN FLUID POWER LIMITED


                                           By: /s/ CLIFFORD M. RHEE
                                              ----------------------
                                              Name: Clifford M. Rhee
                                              Title: President